SUB-ITEM77Q1(E)
            COPIES OF NEW OR AMENDED REGISTRANT INVESTMENT ADVISORY AGREEMENTS


     A copy of the Investment Advisory Agreement between Registrant and Dover Corporate Responsibility Management LLC, Exhibit 22(d)(26) to the Registrant's Registration Statement (Post-Effective Amendment No. 180) on Form N-1A is incorporated by reference as filed via EDGAR on September 27, 2005, accession number 0001275125-05-000478.